Exhibit 10.1

Contrat de travail

Employment Contract

ENTRE LES SOUSSIGNES :

Dresser-Rand International Inc.,

Société de droit américain,

dont le siège social est situé Corporation Trust Center, 1209 Orange Street, Wilmington, Conté de New Castle, 19801 Delaware, Etats Unis,

prise en sa succursale en France située 112, avenue Kléber – 75784 Paris Cedex 16 – France, immatriculée au RCS de Paris sous le numéro 522 901 123,

Représentée aux fins des présentes par Monsieur Mark MAI.

Ci-après désignée la « Société ».

D’UNE PART,

ET

Monsieur Gustavo NECHAR,

Demeurant

6, résidence du Clos Baron

78112 Fourqueux

Ci-après dénommé le « Salarié ».

D’AUTRE PART.

BETWEEN THE UNDERSIGNED:

Dresser-Rand International Inc.,

An American company,

whose registered office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Conte of New Castle, 19801 Delaware, USA,

with a branch in France located 112 avenue Kléber – 75784 Paris Cedex 16 – France, registered with the Commercial Registry of Paris under number 522 901 123,

Represented for the purposes hereof by Mr. Mark MAI.

Hereafter referred to as the “Company”.

OF THE FIRST PART,

AND

Mr. Gustavo NECHAR,

Residing at

6, résidence du Clos Baron

78112 Fourqueux

Hereafter referred to as the “Employee”.

OF THE SECOND PART.

IL A ETE CONVENU ET ARRETE CE QUI SUIT :

La Société engage le Salarié, qui accepte, aux conditions générales prévues par la Convention Collective Nationale des Bureaux d’Etudes Techniques, Cabinets d’Ingénieurs Conseils et Sociétés de Conseils (« SYNTEC »), ainsi qu’aux conditions particulières définies ci-après, sous réserve du résultat de la visite médicale d’embauche.

ARTICLE 1 - ATTRIBUTIONS DE FONCTIONS

Le Salarié est engagé par la Société en qualité de Vice-président Ressources Humaines de Dresser Rand Group Inc., avec le statut Cadre Dirigeant, position 3-3, coefficient 270.

Dans le cadre des fonctions qui lui sont confiées, le Salarié devra notamment :

•	Gérer la fonction ressources humaines pour le compte de la Société, Dresser-Rand Group Inc. et ses filiales (le « Groupe ») au niveau mondial;

•	Gérer les projets confiés par le Président Directeur Général (« Chief Executive Officer and President ») de Dresser-Rand Group Inc.;

•	Participer aux réunions de l’Equipe de Direction;

•	et éventuellement à une date ultérieure, assumer la responsabilité de la gestion de la fonction santé, environnement et sécurité du Groupe.

Le Salarié devra rendre compte de son activité au Président Directeur Général (« Chief Executive Officer and President ») de Dresser Rand Group Inc., actuellement Monsieur Vincent VOLPE.

Le Salarié devra exécuter ses tâches au mieux de ses capacités et devra respecter les politiques et procédures mises en place par la Société, telles que régulièrement actualisées.

IT HAS BEEN AGREED AS FOLLOWS:

The Company hereby employs the Employee, who accepts, under the general conditions provided by the National Collective Bargaining Agreement of Consulting Firms (also called “SYNTEC”), and under the specific conditions defined hereinafter, subject to the results of the pre-hiring medical exam.

ARTICLE 1 - JOB DESCRIPTION

The Employee is employed by the Company in the capacity of Vice President-Human Resources of Dresser Rand Group Inc., with the Key Executive status, position 3-3, coefficient 270.

In the frame of the duties assigned to him, the Employee shall in particular:

•	Manage the human resources function for the Company, Dresser-Rand Group Inc. and its subsidiaries (the “Group”) globally;

•	Address projects assigned by Dresser-Rand Group Inc.’s Chief Executive Officer and President;

•	Participate in the Executive Staff meetings;

•	and potentially at a late date assume responsibility for managing the Group’s health, environmental, and safety function.

The Employee shall report his activity to the Dresser-Rand Group Inc.’s Chief Executive Officer and President, currently Mr. Vincent VOLPE.

The Employee shall perform his duties to the best of his ability and shall abide by all Company’s policies and procedures, as amended on a regular basis.

ARTICLE 2 - LIBERTE D’ENGAGEMENT

Le Salarié déclare formellement n’être lié à aucune autre entreprise, avoir quitté son précédent employeur libre de tout engagement et n’être actuellement soumis à aucune clause de non-concurrence.

Toute fausse déclaration sur ce point exposerait le Salarié au paiement de dommages-intérêts, notamment en application de l’article L. 1237-3 du Code du travail.

ARTICLE 3 - DUREE DU CONTRAT

Le présent Contrat est conclu pour une durée indéterminée à compter du 1er juin 2011.

Sauf en cas de faute grave, de faute lourde ou de force majeure, celle des parties qui voudra mettre fin à ce Contrat devra prévenir l’autre de son intention à cet égard par lettre recommandée avec accusé de réception, moyennant un préavis d’une durée de trois (3) mois.

ARTICLE 4 - REMUNERATION

4.1

Le Salarié recevra, en rémunération de son activité, un salaire annuel brut de Deux Cent Trois Mille Cinq Cents Euros (203.500 €), qui lui sera payé en douze (12) mensualités, par chèque bancaire ou virement bancaire ou postal, à l’expiration de chaque période d’un mois.

4.2

Le Salarié pourra recevoir, pour chaque année calendaire, une rémunération variable dont le montant et l’attribution seront subordonnés à l’atteinte d’objectifs, lesquels seront déterminés unilatéralement par la Société, et qui sera calculée selon les modalités définies par le Dresser-Rand Annual Incentive Program (« AIP ») qui sera adressé au Salarié ultérieurement. Cet AIP ne sera applicable que pour l’année calendaire 2011. Il est expressément convenu entre les parties que le Salarié ne pourra prétendre au paiement d’une éventuelle rémunération variable que sous réserve pour l’année calendaire concernée, qu’un AIP ait été conclu et que les conditions définies par cet AIP soient

ARTICLE 2 - FREEDOM OF EMPLOYMENT

The Employee formally declares that he is not bound to any other company, that he has left his previous employer free from all obligations and that he is not presently subject to any non-competition clause whatsoever.

Any false statement in this respect would subject the Employee to liability for damages, in particular pursuant to Article L. 1237-3 of the French Labor Code.

ARTICLE 3 - DURATION OF CONTRACT

This Contract is entered into for an indefinite duration as from June 1st, 2011.

Except in case of gross misconduct, willful misconduct or force majeure, the party who wishes to terminate the Contract must notify the other party by registered letter with return receipt requested, subject to a three (3)-month prior notice.

ARTICLE 4 - REMUNERATION

4.1

The Employee shall be paid, in remuneration for his activity, an annual gross salary of Two Hundred Three Thousand Five Hundred Euros (€ 203,500), which shall be paid to him in twelve (12) monthly installments by bank check or bank or postal transfer at the end of each month.

4.2

The Employee may receive, for each calendar year, a variable remuneration which amount and granting of which will be contingent upon achievement of objectives, which will be determined unilaterally by the Company, which will be calculated according to the modalities defined in the Dresser-Rand Annual Incentive Program (“AIP”) which will be communicated to the Employee at a later date. This AIP will only be applicable for the calendar year 2011. It is expressly agreed between the parties that the Employee may only be entitled to claim for the payment of a potential variable remuneration if, for the calendar year concerned, an AIP has been entered into, remplies. Le paiement de cette éventuelle rémunération variable sera réalisé au plus tard le 15 mars de l’année suivant celle au titre de laquelle l’AIP est applicable.

Le montant maximum de la rémunération variable éventuellement versée au Salarié sur la base d’une année calendaire complète, pourrait atteindre 40% de sa rémunération brute annuelle de base à 100 % des objectifs atteints, étant précisé que la rémunération variable pourrait atteindre deux (2) fois ce montant (soit 80% de sa rémunération brute annuelle de base) au maximum et 0% au minimum.

Pour 2011, le Salarié recevra un montant proratisé de cette rémunération variable en fonction des mois entiers travaillés pendant l’année.

4.3

Les éléments de rémunération susvisés feront l’objet de déductions au titre de la part salariale des cotisations de Sécurité Sociale, de retraite complémentaire et de prévoyance, d’assurance chômage, ainsi que de la C.S.G. et de la C.R.D.S.

4.4	Il est expressément convenu que toute prime ou gratification éventuellement allouée par la Société ne fera pas partie de la rémunération et conservera son caractère de libéralité toujours révocable.

ARTICLE 5 - LIEU DE TRAVAIL

Le lieu de travail du Salarié est fixé au siège social de la Société.

Par ailleurs, il est expressément convenu et accepté que le Salarié pourra être amené à effectuer, au titre des fonctions qui lui sont confiées par la Société, des déplacements tant en France qu’à l’étranger.

and subject to compliance with the conditions defined by the AIP. The payment of such potential variable remuneration will be made at the latest on March 15 of the year following that for which the AIP is applicable.

The maximum amount of the variable remuneration that may potentially be paid to the Employee on the basis of a full calendar year would be equal to 40% of his gross annual base salary at 100% targets achieved, it being understood that the variable remuneration could potentially be equal to two (2) times this amount (i.e., 80% of his gross annual base salary), as a maximum and 0% as a minimum.

For 2011, the Employee will be eligible to receive a pro-rated portion of this variable remuneration based on his full months of service during the year.

4.3

The elements of remuneration cited above shall be subject to deduction of the Employee share of social security, supplemental retirement, invalidity and death, and unemployment insurance contributions, and C.S.G. and C.R.D.S.

4.4	It is expressly agreed that any premium or bonus that may be granted by the Company shall not be part of the remuneration and shall always remain a revocable grant.

ARTICLE 5 - PLACE OF WORK

The Employee’s place of work shall be set at the registered office of the Company.

In addition, it is expressly understood and agreed that the Employee may have to realize, in the framework of the duties assigned to him, travels in France and abroad.

ARTICLE 6 - TEMPS DE TRAVAIL

Il est expressément convenu et accepté que la rémunération du Salarié visée à l’article 4 ci-dessus, qui a été déterminée en considération de la nature spécifique des fonctions et de l’importance des responsabilités confiées au Salarié, restera indépendante du temps que ce dernier, qui dispose de la plus grande autonomie dans l’organisation de son temps de travail, consacrera de fait à l’exercice de celles-ci.

Au regard tant de sa rémunération que de l’importance de ses responsabilités, le Salarié entre dans la catégorie des “Cadres dirigeants” au sens de l’article L. 3111-2 du Code du travail et ne sera donc pas soumis à l’essentiel de la réglementation sur la durée du travail.

ARTICLE 7 - FRAIS PROFESSIONNELS

Les dépenses de voyage, frais d’hôtels, etc., ainsi que toutes les dépenses d’ordre professionnel seront remboursées au Salarié conformément à la politique de remboursement de frais en vigueur dans la Société au moment de l’engagement des dépenses. Le remboursement se fera une fois par semaine sur présentation d’une note de frais accompagnée des documents justificatifs.

ARTICLE 8 - VEHICULE

Conformément à la politique « véhicule » actuellement en vigueur pour l’Europe, le Moyen-Orient et l’Afrique, le Salarié bénéficiera d’un véhicule de fonction.

La mise à disposition du véhicule est faite à des fins professionnelles et personnelles. Le Salarié est responsable de la consommation de carburant à usage privé.

L’utilisation personnelle de ce véhicule constitue un avantage en nature qui sera pris en compte tant sur le plan fiscal que pour le calcul des cotisations de sécurité sociale.

Le Salarié s’engage à maintenir ce véhicule en bon état de marche et d’entretien, à respecter le Code de la Route, à supporter personnellement le coût des infractions dont il serait responsable, et à notifier à la Société tout incident ou accident sous 24 heures.

ARTICLE 6 - WORKING TIME

It is expressly understood and agreed that the Employee remuneration, as defined in Article 4 above, which was agreed upon in light of both the special nature of the functions assigned to him and the importance of his responsibilities, will remain independent of the time that the Employee, who benefits from the largest autonomy in the organization of his work time, will devote to the performance of his functions.

In light of both his remuneration and the importance of his responsibilities, the Employee shall be considered as a Key managing executive in accordance with the provisions of Article L. 3111-2 of the French Labor code and therefore he will not be governed by most of the mandatory provisions on working hours.

ARTICLE 7 - BUSINESS EXPENSES

Travel expenses, hotel expenses, etc., as well as all other professional expenses shall be reimbursed to the Employee, in conformity with the Company’s expense reimbursement policy in force at the time the expenses have been made. The reimbursement of such expenses shall be made once per week following submission of an expense report substantiated by receipts.

ARTICLE 8 - COMPANY VEHICLE

In accordance with the car policy currently in effect for Europe, Middle East and Africa, the Employee will benefit from a company car.

This company car is provided for professional and private use. Employee is responsible for fuel consumption for private use.

Personal use of the company car is considered as a benefit in kind and shall be taken into account for tax purposes as well as for the calculation of social security contributions.

The Employee undertakes to maintain this vehicle in good working order and state of repair, to comply with the Driving Code, to personally bear the cost of violations of which he is responsible, and to notify the Company of any incident or accident within 24 hours.

Le Salarié s’engage à restituer le véhicule à la Société à première demande de cette dernière en cas de suspension, de résiliation ou d’inexécution de son contrat de travail.

Les frais d’essence et d’entretien correspondant à l’usage professionnel du véhicule seront remboursés au Salarié sur présentation de justificatifs.

La Société se réserve le droit, dans le cas où elle souhaiterait abandonner l’actuelle politique d’octroi de véhicules de fonction, d’adopter soit le système du remboursement des dépenses automobiles sur la base de l’évaluation forfaitaire établie par l’administration fiscale en fonction du véhicule personnel utilisé, soit de l’octroi d’indemnité de voiture.

ARTICLE 9 - CONGES PAYES

Le Salarié bénéficiera des congés payés prévus par la loi, dont l’époque sera déterminée par accord avec la Direction, compte tenu des nécessités de la Société.

Les congés acquis au titre d’une année de référence ne pourront être pris ou reportés au-delà du terme de l’année de référence suivante, sauf accord écrit de la Société.

ARTICLE 10 - MALADIE

En cas d’incapacité de travail par suite de maladie ou d’accident, le Salarié devra avertir la Société dès le début du premier jour ouvrable de son incapacité. En outre, le Salarié sera tenu de justifier celle-ci en adressant ou en faisant remettre un certificat médical à la Société au plus tard dans les 48 heures de son absence.

ARTICLE 11 - EXCLUSIVITE

Le Salarié s’engage à consacrer tout son temps de travail et tous ses efforts au profit exclusif de la Société, et ne pourra donc exercer une autre activité professionnelle pendant la durée du présent Contrat, sauf accord préalable exprès et écrit d’un représentant légal de la Société.

The Employee undertakes to return the car to the Company upon the latter’s first request in the event of suspension, termination or non-performance of his employment contract.

Fuel and maintenance expenses for professional use shall be reimbursed to the Employee on the basis of an expense report substantiated by receipts.

The Company reserves the right, insofar as it may wish to abandon the granting of company cars, to adopt the system of either reimbursing automobile expenses on the basis of the reimbursement rates established by the tax administration as a function of the personal vehicle used or providing a car allowance.

ARTICLE 9 - PAID VACATION

The Employee shall be entitled to paid vacation as provided by law, the period of which shall be determined by agreement with the Management, taking business requirements into account.

All earned and accrued vacation shall be taken no later than the year following the reference year in which it is accrued, except with the Company’s written permission.

ARTICLE 10 - SICKNESS

In case of incapacity to work due to sickness or accident, the Employee shall advise the Company as of the first working day of absence. In addition, the Employee shall be obliged to justify his incapacity by submitting a medical certificate to the Company, at the latest within 48 hours of his absence.

ARTICLE 11 - EXCLUSIVITY

The Employee undertakes to devote all his work time and effort for the exclusive benefit of the Company and he may therefore not exercise any other professional activity throughout the duration of this Contract without the prior written express approval of a legal representative of the Company.

ARTICLE 12 - CONFIDENTIALITE

Le Salarié ne pourra, ni pendant la durée de son emploi, ni postérieurement à la rupture de son contrat de travail, donner, procurer ou fournir, de quelque manière que ce soit, à une personne, firme, association ou société, le nom ou l’adresse de l’un quelconque des clients de la Société, ainsi que tout secret de la profession ou tout renseignement confidentiel concernant les activités de la Société, ses clients ou les membres de son personnel, sauf avec l’autorisation écrite d’un représentant de la Société.

ARTICLE 13 - NON-SOLLICITATION

Le Salarié s’interdit, pendant une période d’un (1) an à compter de la date de son départ effectif de la Société :

•

de proposer un emploi à toute personne qui était, au moment de ce départ effectif ou au cours des douze (12) mois précédents, un salarié de la Société, ou de tenter, par quelque moyen que ce soit, directement ou indirectement, de persuader ou d’inciter cette personne à accepter un autre emploi ou à quitter la Société ;

•

d’embaucher, ou de faire embaucher par un tiers avec qui le Salarié est en relations d’affaires, toute personne qui était, au moment de ce départ effectif ou au cours des douze (12) mois précédents, un salarié de la Société.

ARTICLE 12 - CONFIDENTIALITY

The Employee shall not, directly or indirectly, either during the period of his employment or after the termination of his employment contract, give, procure or supply, in any manner whatsoever, to any person, firm, association or company, the name or address of any client of the Company, or any trade secret or confidential information concerning the business of the Company, its customers, and its personnel, except with the written authorization of a representative of the Company.

ARTICLE 13 - NON-SOLICITATION UNDERTAKING

The Employee undertakes, for a period of one (1) year as from the date of his actual departure from the Company:

•

not to propose to any person who was, at the time of the Employee actual departure or during the twelve (12) months preceding his departure, an employee of the Company, or to attempt by any means, directly or indirectly, to persuade or incite this person to accept another employment or to leave the Company;

•

not to hire any person who was an employee of the Company, at the time of the Employee actual departure or during the twelve (12) months preceding this departure, or to have him hired by a third party with whom the Employee has business relations.

ARTICLE 14 - CLAUSE PENALE

Toute infraction aux interdictions stipulées aux articles 11 (exclusivité), 12 (confidentialité) et 13 (non-sollicitation) ci-dessus sera sanctionnée par le paiement d’une indemnité au moins égale aux rémunérations perçues par le Salarié pendant les six (6) derniers mois de l’existence du présent Contrat, la Société se réservant le droit de prouver un préjudice supérieur et d’obtenir cessation du trouble et réparation par toutes voies et moyens de droit.

ARTICLE 15 - PREVOYANCE ET FRAIS MEDICAUX

Le Salarié sera affilié à l’organisme de prévoyance suivant :

•	Prévoyance et frais médicaux : Gras Savoye, Immeuble Vendôme, 1214 rue du Centre, 93197 Noisy le Grand Cedex.

ARTICLE 16 - RESILIATION DU CONTRAT

En cas de résiliation ou de suspension du présent Contrat pour quelque raison que ce soit (démission, licenciement, départ en retraite, congé-maladie, etc.), le Salarié remettra à la Société, lors de son départ de la Société, tout document ou matériel appartenant à la Société.

ARTICLE 17 - LOI APPLICABLE - TRIBUNAUX COMPETENTS

Le présent Contrat est soumis à la loi française, tant pour son exécution que pour sa résiliation, et tout litige s’y rapportant sera de la compétence exclusive des tribunaux français.

ARTICLE 14 - PENALTY CLAUSE

Any violation of the provisions stipulated in articles 11 (exclusivity), 12 (confidentiality) and 13 (non-solicitation) above shall be sanctioned by the payment of an indemnity at least equal to the remuneration received by the Employee during the last six (6) months of the existence of this Contract, although the Company reserves the right to prove a greater prejudice and to obtain the cessation of the violation and due compensation by all legal means.

ARTICLE 15 - MEDICAL, DEATH AND DISABILITY

The Employee will be affiliated to the following medical company:

•	Medical, death and disability: Gras Savoye, Immeuble Vendôme, 1214 rue du Centre, 93197 Noisy le Grand Cedex.

ARTICLE 16 - TERMINATION OF CONTRACT

In case of termination or suspension of this Contract for whatsoever reason (resignation, dismissal, retirement, sick leave, etc.), the Employee shall return to the Company upon his leaving the Company any documents or equipment belonging to the Company.

ARTICLE 17 - GOVERNING LAW - COMPETENT COURTS

This Contract is governed by French law, both with respect to its performance and its termination. Any dispute relating hereto shall be subject to the exclusive jurisdiction of the French courts.

ARTICLE 18 - LANGUE

La version définitive du présent Contrat qui lie les parties est la version française, la version anglaise de ce Contrat n’étant fournie qu’à titre d’information. En cas de contradiction entre les versions française et anglaise, la version française prévaudra.

En double exemplaire.

Fait à Paris.

Le 01 juin 2011.

Lu et approuvé, bon pour accord

/s/ Mark Mai
Pour la Société / For the Company,
Mark MAI *

(Chaque page doit être paraphée et les signatures ci-

dessus doivent être précédées de la

mention manuscrite suivante :

« Lu et approuvé, bon pour accord »)

ARTICLE 18 - LANGUAGE

The definitive version of this Contract that binds the parties is the French language version, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.

Signed in duplicate.

Lu et approuvé, bon pour accord

/s/ Gustavo Nechar
Gustavo NECHAR *

(Each page must be initialized and on the last page

the above signatures must be preceded by the

following handwritten words:

“read and approved, valid for an agreement”)